EXHIBIT 23


                         CONSENT OF INDEPENDENT AUDITORS
                         -------------------------------

As the successor firm to Corbin & Wertz, we consent to the incorporation by reference in this Annual Report of QT 5, Inc. on Form 10-KSB of Corbin & Wertz's report dated October 22, 2002, on Corbin & Wertz's audit of the financial statements of Quicktest 5 Inc. as of June 30, 2002, and for each of the years in the two-year period then ended, which report is included in QT 5, Inc.'s Definitive Information Statement pursuant to Section 14(c) of the Securities Exchange Act of 1934 filed with the Securities and Exchange Commission on December 11, 2002.




                                                           CORBIN & COMPANY, LLP

Irvine, California
April 15, 2003